Exhibit 5.1

Ashurst Perkins Coie Australia Level 8 39 Martin Place Sydney NSW 2000 Australia	20 July 2026

GPO Box 9938 Sydney NSW 2001 Australia

Tel +61 2 9258 6000 Fax +61 2 9258 6999 www.ashurstperkinscoie.com	Ioneer Limited Suite 16.01, Level 16, 213 Miller Street North Sydney, NSW 2060

Our ref: 1000-176-271

Anton Harris Partner +61 2 9258 6371 anton.harris@ashurst.com	Dear Sir/Madam

Ioneer Limited – Form F-3 Registration Statement

1.
We have acted as Australian legal counsel to Ioneer Limited ACN 098 564 606 (the Company), a company incorporated under the laws of the Commonwealth of Australia, in connection with its filing of a shelf registration statement on Form F-3 (Registration Statement) under the U.S. Securities Act of 1933, as amended (Securities Act), with the U.S. Securities and Exchange Commission (Commission).

2.
The Registration Statement relates to the proposed offer, issue and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to an aggregate amount of US$300,000,000 of the Company’s ordinary shares (Shares) (which may be represented by American Depositary Shares, as evidenced by American Depositary Receipts), preference shares (Preference Shares), warrants, subscription rights, debt securities and/or units (collectively, Securities).

3.	For the purposes of this opinion, we have, amongst other things, examined and relied upon the following documents:

(a)	the Registration Statement;

(b)	a draft of the prospectus contained in the Registration Statement (the Prospectus);

(c)	a certificate, dated the date hereof, of the Company Secretary of the Company certifying the accuracy and completeness of:

(i)	the Constitution of the Company; and

(ii)	the written resolutions of the Board of Directors of the Company relating to the Registration Statement dated 16 July 2026; and

(d)	the Company’s Constitution.

Ashurst Perkins Coie Australia (ABN 75 304 286 095) is a general partnership constituted under the laws of the Australian Capital Territory and is part of the Ashurst Perkins Coie Group. Ashurst Perkins Coie is a global group of separate legal entities, some providing legal services and some non-legal services. Different legal entities in the group may operate in the same jurisdictions.

Ioneer Limited – Australian legal opinion	July 2026

4.	We have also examined such other documents and made such enquiries as to questions of law as we have deemed relevant and necessary in order to render the opinions set forth below.

5.	In giving the opinions expressed in this opinion, we have assumed the following matters:

(a)	the genuineness of all signatures;

(b)	the authenticity of all documents submitted to us as originals;

(c)	all documents submitted to us as copies conform with the originals, and all copy documents are complete and up to date;

(d)	all relevant original documents continue in full force and effect and all signatures, seals, dates, duty stamps and markings appearing on all documents and copy documents submitted to us are genuine;

(e)	all information contained in all documents reviewed by us is true and correct;

(f)	the written resolutions referred to in paragraph 3(c)(ii) of this opinion were validly passed and:

(i)	constitute valid resolutions of the Board of Directors of the Company and have not been subsequently revoked, cancelled or varied;

(ii)	in passing the written resolutions, the Directors of the Company have properly performed their duties and all provisions relating to the declaration of interests were duly observed; and

(iii)
the written resolutions have been duly signed by each Director of the Company required to sign them in accordance with the Company's Constitution and the Australian Corporations Act 2001 (Cth) (Corporations Act);

(g)	no person has engaged or will engage in unconscionable, misleading or deceptive conduct (by act or omission) that might make any part of this opinion incorrect;

(h)	the obligations assumed by the Company under or pursuant to the Registration Statement are in the Company’s best interests and for the purposes of its business;

(i)
all public records and searches which we have examined are accurate and up to date and the information disclosed by the searches conducted by us is true and complete and such information has not since been altered and the searches did not fail to disclose any information which had been delivered for registration, lodgement or filing against the Company’s records but which did not appear on the public records at the date of our search;

Ashurst Perkins Coie	2

Ioneer Limited – Australian legal opinion	July 2026

(j)	each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder; and

(k)	each person signing any document in a representative capacity reviewed by us had authority to sign in such capacity.

We have not taken any step to investigate whether the assumptions in this opinion are correct, except as expressly stated in this opinion.

6.	Our opinion in this letter is subject to the following qualifications:

(a)
the Registration Statement, and any amendments thereto (including all necessary post-effective amendments), becoming effective under the Securities Act (and on the assumption that it will remain effective at the time of issuance of Securities thereunder);

(b)
an appropriate prospectus supplement with respect to the offering of the applicable Securities (if applicable) being prepared, delivered and timely filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder;

(c)	the Securities to be sold pursuant to the applicable prospectus supplement being duly authorised by each of the Board of Directors and, where applicable, the Company’s shareholders;

(d)	the agreed upon consideration being received for the issue of the Securities;

(e)	the aggregate offering price of all Securities not exceeding US$300,000,000;

(f)
in the case of an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Securities will be duly authorised and validly executed and delivered by the Company and the other parties thereto; and

(g)
the terms of the issuance and sale of the Shares or Preference Shares being in conformity with the Company’s Constitution, the Corporations Act and the listing rules of the Australian Securities Exchange, and in the manner stated in the Registration Statement and the applicable prospectus supplement, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Ashurst Perkins Coie	3

Ioneer Limited – Australian legal opinion	July 2026

7.	Based upon and subject to the foregoing, we are of the opinion that:

(a)	the Company is duly incorporated and validly existing under the laws of Australia and has all requisite corporate power to issue the Securities; and

(b)
when issued and paid for as contemplated by the Prospectus and any prospectus supplement, the Shares or Preference Shares will be legally issued, fully paid and non-assessable (for the purpose of this opinion, the term ‘non-assessable’, when used to describe the liability of a person as the registered holder of ordinary shares has no clear meaning under the laws of the Commonwealth of Australia, so we have assumed those words to mean that holders of such ordinary shares, having fully paid all amounts due on such ordinary shares, are under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such ordinary shares).

8.
The opinions expressed above are limited to the laws of the Commonwealth of Australia in force as at the date of this opinion and we do not express any opinion as to the effect of any other laws, in particular as to whether an agreement which is governed by a law other than such laws is valid and binding.  This opinion is limited to the matters stated herein and no opinion may be inferred beyond the matters expressly stated.

9.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption ‘Legal Matters’ in the Prospectus.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Ashurst Perkins Coie